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                                                                     EXHIBIT 8.1

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                       ADMINISTRATIVE SERVICES AGREEMENT

                                    BETWEEN

                        THE NAVELLIER PERFORMANCE FUNDS

                      AND RUSHMORE TRUST AND SAVINGS, FSB

     This Administrative Services Agreement (the "Agreement") is entered into this 6th day of December, 1995 by and between The Navellier Performance Funds (the "Fund") and Rushmore Trust and Savings, FSB ("RTS", sometimes hereinafter referred to as the "Administrator").

                                   RECITALS

     I. WHEREAS RTS and its personnel have expertise and experience in providing administrative services to registered investment companies, and

     II. WHEREAS The parties wish to set forth herein the manner and terms upon which services will be provided.

NOW THEREFORE, the parties hereto agree as follows:

                               EMPLOYMENT OF RTS

     1. RTS shall provide shareholder services, transfer agent, custodian and administrative services to the Fund as set forth in EXHIBIT I to this Agreement.

     2. As compensation for the services to be rendered by the Administrator as provided above, the Fund shall pay the Administrator in accordance with the fee schedule in EXHIBIT II to this Agreement. The fees will be paid monthly. However, during the first three months, beginning on the date the Fund goes "effective", the monthly minimum charges set forth in Exhibit II attached hereto will be waived (i.e., only actual fees will be charged) and during the next three months the monthly minimum fees charged will total $2500/month. In the event of termination of this Agreement, the fees shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     3. Subject to and in accordance with the governing instruments of the Fund and of the Administrator respectively, directors, officer, agents and stockholders of the Fund are or

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may be interested in the Administrator (or any successor thereof) as shareholders or otherwise; and the effect of any such inter-relationships shall be governed by said governing instruments and the applicable provisions of the Investment Company At of 1940.

     4. This Agreement shall continue in effect until the first meeting of the shareholders of the Fund (but in no event longer than two years from the date hereof), and if approved at such shareholders' meeting, until two years from the date hereof, and thereafter only so long as such continuance is approved at least annually by a vote of a majority of the Fund's Board of Directors, including the votes of a majority of the Directors who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval. Provided, however, that (a) this Agreement may be terminated without penalty either by votes of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty-days proper written notice to the Administrator, (b) this Agreement shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Agreement may be terminated by the Administrator on sixty-days prior written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

     5. The services of the Administrator to the Fund hereunder are not to be deemed exclusive, and the Administrator shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Administrator shall for purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     6. No provisions of this Agreement shall be deemed to protect the Administrator against any liability to the Fund or its shareholders to which it otherwise would be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any Director or officer of the Fund against any such liability to which he might otherwise be subject by reason of any wilful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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     7.  Upon delivery of services by RTS to the Fund, RTS shall prepare and submit to the Fund an invoice for the amounts to be paid by the Fund under the Agreement. The invoice shall contain a description of the services rendered. The calculation of the amount of the invoice shall be in accordance with the fee schedule as set forth in EXHIBIT II which has been reviewed as to the reasonableness of the amounts by the Directors of the Fund who are not "interested persons" of the Fund. Within thirty (30) days of receipt of such invoice, the Fund shall pay to RTS all amounts indicated as due and payable except for those amounts, if any, which are in dispute.

     8. If the Fund or its designees shall dispute any amounts in the invoice, the Fund shall give RTS written notice of such discrepancy and the amount thereof. Within ten (10) days after receipt of such notice, RTS shall either agree with the Fund as to the amount of the discrepancy or inform the Fund in writing that RTS disputes the existence or amount of the discrepancy. If RTS disputes the existence or amount of the discrepancy, the parties agree that for a period of thirty (30) days they shall use their best efforts to resolve such dispute on a mutually satisfactory basis.

     9. Any dispute or disagreement arising between RTS and the Fund in conjunction with any provision of this Agreement, or the compliance or non-compliance therewith, or the validity or enforceability thereof which is not settled within thirty (30) days (or such other period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, may be resolved by litigation or may with the written consent of both RTS and the Fund be settled by arbitration in accordance with rules set by a three member panel, one member each selected by RTS and the Fund and the third being an attorney selected by mutual agreement of RTS and the Fund, with all charges submitted by said attorney to be shared equally by RTS and the Fund. A decision shall be rendered by the panel within thirty (30) days of a meeting held in such place or places as may be agreed by the panel, and RTS and the Fund shall comply with such decision. If both parties agree in writing to submit to arbitration then the decision of the panel shall be final and not subject to judicial review, and judgment may be entered thereon in accordance with applicable law in any court having jurisdiction thereof.

     10. Absent willful misfeasance, bad faith, negligence or reckless disregard of duties, RTS shall not be liable to the Fund for any special, incidental, or consequential damages for losses arising out of relating to the performance of its obligations under this Agreement, whether or not such damages or losses were caused by the acts of omissions of RTS or its employees. RTS is fully responsible for the accurate transmission to the Fund of information provided to RTS by third parties but is not responsible for the accuracy of the information so provided.

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     11.  All documents, information and files which may be or have been furnished by RTS to the Fund and which may be produced or prepared by RTS in connection with this Agreement shall be and remain confidential and the exclusive property of the Fund.

     12. RTS will preserve for periods required in Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940 such records maintained by it as required to be maintained by Rule 31a-1 of such rules.

     13. All books and records of RTS, insofar as such books and records pertain to the services, shall be available for inspection by the Fund and its agents at the offices of RTS during regular business hours, upon prior written notice to RTS by the Fund. RTS shall on the same or next day provide the Fund and/or its agents including Navellier Securities Corp. and/or Navellier Management, Inc. confirmation of all investor activities including but not limited to initial investment, additions, withdrawals, and account balances, and shall arrange for a computer link-up so that the Fund and/or its said agents shall have computer access to all investor account information. RTS shall further arrange that all information relating to such investor accounts and all information relating to persons requesting a Fund prospectus, and investor and prospective investor mailing and telephone information, mailing list, databases, etc., are kept strictly confidential and remain the exclusive property and trade secret information of the Fund, Navellier Securities Corp. and Navellier Management, Inc., and such information shall not be used by RTS or anyone else for any purpose except with the express written consent of the Fund. RTS shall further insure that none of its employees or agents or independent contractors uses such information for any purpose except with the express written consent of the Fund. RTS shall further insure that none of its employees, agents or independent contractors has access to such information (computer or hard copy) except those employees specifically designated and approved by the Fund.

     14. Neither RTS nor the Fund shall be considered to be in default in the performance of their respective obligations hereunder to the extent that the performance of any such obligation or obligations is prevented or delayed by Act of God or any cause reasonably beyond the control of RTS or the Fund, as the case may be. In the event of equipment breakdown beyond its control, RTS shall take reasonable steps to minimize service interruptions.

     15. The services as provided by RTS in accordance with this Agreement shall not be deemed accepted until the Fund has notified RTS in writing of the Fund's receipt of services and of its acceptance or rejection of such services.

     16. RTS and the Fund may amend, modify or supplement this Agreement only by a written instrument executed by both RTS and the Fund. If any such amendment, modification or supplement causes an

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increase or decrease in the price of, or time required for, the performance of this Agreement, an equitable adjustment shall be made, and this adjustment shall be mutually agreed upon by RTS and the Fund and the Agreement modified in writing accordingly.

     17. All notices, demands and other communications required or permitted to be given hereunder shall be made in writing and shall be deemed to be duly given if personally delivered or if deposited in the United States mail, registered or certified mail, with postage prepaid, and addressed to the appropriate party at the address set forth below, or at such other address as the parties may designate in writing delivered in accordance with the provisions of this Section 17.

If to RTS:

     Rushmore Trust and Savings, FSB
     4922 Fairmont Avenue
     Bethesda, MD. 20814
     Attention: Daniel L. O'Connor, Chairman

If to the Fund:

     Navellier Performance Funds
     920 Incline Way, Bldg. One
     Incline Village, NV 89450-5695

     18. RTS shall have no right to the use of, or otherwise, the name or any derivative of the name Navellier, and shall not use such name or derivative in any way, including but not limited to, advertising, publications, or testimonials, without the express written consent of Louis Navellier.

     19. RTS shall arrange to have the Fund and its officers and trustees added as additional named insureds to RTS's fidelity bond. RTS will also provide IRA and Keogh accounts to Fund investors at the same fees charged to Rushmore Group investors.

     20. This Agreement is intended by the parties as a full expression of their agreement with respect to the subject matter hereof and a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. No representations, undertakings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

     21. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and shall be binding upon and shall inure to the benefit of the parties hereto, and litigation between the parties out of or related to this agreement shall only be brought in the state or federal court located in

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Reno, Nevada, and in the event of such litigation the prevailing party shall be entitled to its reasonable attorneys fees and costs.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WITNESS:                     RUSHMORE TRUST AND SAVINGS, FSB

^^^                          ^^^^^
                             __________________________________
                             By: Chief Financial Officer

WITNESS:                     NAVELLIER PERFORMANCE FUNDS

                             ^^^^^
                             ___________________________________
                             By:

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EXHIBIT I

                        RUSHMORE TRUST AND SAVINGS, FSB

                            DESCRIPTION OF SERVICES
                            -----------------------

SHAREHOLDER SERVICING AND TRANSFER AGENT SERVICES
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     Services included:
        Maintenance of individual shareholders accounts
        Posting all transactions
        Preparation of periodic shareholder statements
           (including annual and semi-annual shareholder reports)
        Preparation of transaction confirmations
        Income distributions
        Respond to inquiries from shareholders
        Process account changes such as name or address

CUSTODIAN SERVICES
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     Services included:
        Safekeeping of securities
        Delivery of securities sold
        Receipt of securities purchased
        Retain Fund cash in separate account(s)
        Receive and process investor funds for purchases of Fund shares

ADMINISTRATIVE SERVICES
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     Services included:
        General ledger accounting
        Portfolio accounting
        Daily share pricing (Daily Net Asset Value calculation)
        Maintenance of records and regulatory reporting per SEC regulations

DIRECT FUND EXPENSES NOT INCLUDED:
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        SEC registration fees
        State "blue sky fees":
        Director fees and expenses
        Insurance
        Legal fees
        Prospectus preparation
        Tax return preparation
        Shareholder report preparation
        Printing
        Postage
        Printing of statement stock
        Mailing envelopes
        Postage

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EXHIBIT II

                                 FEE SCHEDULE
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BASE CHARGE
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     Monthly fee payable at the annual rate of 10 basis points (10/100's one percent) of average daily net assets.

Does not apply to balance in Fund for Government Investors, Inc. or the Rushmore
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Fund, Inc. money market funds.

SHAREHOLDER SERVICING AND TRANSFER AGENT SERVICES
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     Monthly account maintenance            $1.00
     Shareholder transaction charge         $1.00
     Minimum monthly charge                 $2,500.00

CUSTODIAN SERVICES
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     Portfolio transaction charge           $10.00
(does not include Mortgage Backed Securities, Foreign or Options transactions)

     Charges applied to any discretionary security transaction such as buy, sell, tender, conversion, maturity, free receipt/delivery, in-kind distribution, etc. Does not apply to dividend and interest payments or to cash transaction in
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the Fund for Government Investors, Inc. or Rushmore Fund, Inc. money market funds.

     Minimum monthly charge                 $1,500.00

ADMINISTRATIVE SERVICES
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     Monthly charge                         $1,500.00

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